Exhibit 4.10

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 4, 2024, by and between Newsmax Inc., a Florida corporation (the “Company”), and the investors set forth on Exhibit A of the Purchase Agreement (collectively, the “Investors” and, each individually, an “Investor”).

WHEREAS, the Company and the Investors are parties to that certain Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Investor is purchasing shares of Series B Convertible Preferred Stock (as defined below) of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share, and Class B Common Stock, par value $0.001 per share, and any other shares of stock issued or issuable with respect thereto (whether by way of a change in par value, stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Holder” means the Investor, or any assignee of an Investor.

“Investors” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Prospectus” means the prospectus or prospectuses included in any registration statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (a) the shares of Common Stock beneficially owned by the Investors upon conversion of the Series B Preferred Stock and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a registration statement covering such securities effective and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), (iv) such securities are otherwise transferred, or (v) such securities have ceased to be outstanding.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

“Series B Preferred Stock” means the Series B Preferred Stock, par value $0.001 per share, of the Company, issued in connection with the Purchase Agreement.

“Purchase Agreement” has the meaning set forth in the recitals.

Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

2. Piggyback Registration. Following the conversion of the Series B Preferred Stock into shares of Common Stock, if the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account (other than (i) a registration statement relating to an initial public offering of the Company on Form 1-A or Form S-1 (or any successor forms), (ii) a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans, (iii) a registration statement on Form S-4 (or any successor form) or filed in connection with an exchange offer, or a transaction to which Rule 145 (or any successor provision) under the Securities Act applies, or (iv) an offering of newly issued securities of the Company being made on a pro rata basis solely to the Company’s existing shareholders), then the Company shall in each case give written notice of such proposed filing to the Holder as soon as practicable (but no later than fifteen (15) days) before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such number of shares of Registrable Securities as such Holder may request. Each Holder desiring to have Registrable Securities included in such registration statement shall so advise the Company in writing within ten (10) business days after the date on which the Company’s notice is so given, setting forth the number of shares of Registrable Securities for which registration is requested, it being understood that the failure of any Holder to provide the Company with notice of its desire to have its Registrable Securities so included shall constitute a waiver of such Holder’s rights under this paragraph 2. If the Company’s offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holders of the Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as any similar securities of the Company included therein. The right of each Holder to registration pursuant to this Section 2 in connection with an underwritten offering by the Company shall, unless the Company otherwise assents, be conditioned upon such Holder’s participation as a seller in such underwritten offering and its execution of an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, (A) any shares of Common Stock issued upon conversion of shares of Series A-1 Preferred Stock of the Company requested to be included therein by holders of Series A-1 Preferred Stock of the Company who have been granted registration rights pursuant to the subscription agreement, dated April 16, 2019, by and between Newsmax Media, Inc. and Naples Investment HoldCo, LLC (the “Series A-1 Preferred Stock Subscription Agreement”), (B) any shares of Common Stock issued upon conversion of shares of Series A-2 Preferred Stock of the Company requested to be included therein by holders of Series A-2 Preferred Stock of the Company who have been granted registration rights pursuant to the subscription agreement, dated July 3, 2019, by and between Newsmax Media, Inc. and Conyers Investments LLC (the “Series A-1 Preferred Stock Subscription Agreement”), and (C) the shares of Series A-3 Preferred Stock of the Company requested to be included therein by holders of Series A-3 Preferred Stock of the Company who have been granted registration rights pursuant to the subscription agreement, dated July 16, 2020, by and between Newsmax Media, Inc. and Naples Investment HoldCo, LLC (the “Series A-3 Preferred Stock Subscription Agreement”), (iii) third, shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such Holders on the basis of the number of Registrable Securities owned by each such Holder; and (iv) fourth, the shares of Common Stock requested to be included therein by other holders of Common Stock other than holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Common Stock owned by each such Holder.

3. Registration Procedures. Pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable and as applicable:

(a) prepare and file with the Commission a registration statement covering such Registrable Securities and use its reasonable best efforts to cause such registration statement to be declared effective;

(b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than twelve (12) months (or, in the case of a firm commitment underwritten offering, ninety (90) days), or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such registration statement;

(c) as soon as reasonably practicable before filing such registration statement, Prospectus or amendments or supplements thereto with the Commission, furnish to the Holder of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such Holder’s counsel;

(d) notify each selling Holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed with the Commission;

(e) furnish to each selling Holder of Registrable Securities such number of copies of the Prospectus included in such registration statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so;

(g) notify the Holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such registration statement or Prospectus or for additional information;

(h) cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such registration statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such registration statement or Rule 144;

(i) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(j) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby; and

(k) in connection with an underwritten offering, the Company will enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to facilitate the intended disposition of the Registrable Securities.

4. Expenses. All expenses incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) expenses of any audits incident to or required by any such registration; (iii) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (iv) printing expenses; (v) messenger, telephone and delivery expenses; (vi) fees and expenses of the Company’s counsel and accountants; and (vii) Financial Industry Regulatory Authority, Inc. filing fees (if any). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act by a Holder pursuant to this Agreement shall be borne and paid by such Holder. In addition, each Holder of Registrable Securities shall be responsible for paying any stock transfer taxes applicable to the sale of Registrable Securities by such.

5. Indemnification. (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, such Holder's officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or other Person acting on behalf of such Holder of Registrable Securities and each “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the Holders of Registrable Securities and each “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto), information statement or offering circular or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder; provided, that the obligation to indemnify shall be several, not joint and several, for each Holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such registration statement. This indemnity shall be in addition to any liability the selling Holder may otherwise have.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any “controlling person” of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the Holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7. Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;

(b) use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and

(c) furnish to any Holder so long as the Holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such Holder may reasonably request in connection with the sale of Registrable Securities without registration.

8. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 5 and Section 6 shall survive any such termination.

9. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated in the Purchase Agreement.

10. Entire Agreement. This Agreement, together with the Purchase Agreement and other Transaction Documents (as defined in the Purchase Agreement), constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement or any other Transaction Document with respect to or relating to the registration rights provided for herein, the terms and conditions of this Agreement shall control.

11. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Investor; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

12. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 5 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 5.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Holders of a majority of the then outstanding Registrable Shares. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16. Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

17. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Florida, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

18. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

20. Further Assurances. Each of the parties to this Agreement shall, and shall cause their affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY

NEWSMAX INC.

By
Name:
Title:

INVESTORS

The Investors have executed a Subscription Booklet with the Company which provides, among other things, that by executing the Subscription Booklet, each Investor is deemed to have executed this Registration Rights Agreement in all respects.

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